THELEN REID & PRIEST LLP
                                   ATTORNEYS AT LAW
                                 40 WEST 57TH STREET
                              NEW YORK, N.Y. 10019-4097
                        TEL (212) 603-2000  FAX (212) 603-2001
                                  www.thelenreid.com


                                                          November 25, 1998



          CompuMed, Inc.
          1230 Rosecrans Avenue, Suite 1000
          Manhattan Beach, California  90266


                    Re:  Registration Statement on Form S-8
                         ----------------------------------


          Gentlemen:

                    We have acted as counsel to CompuMed, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in accordance with General Instruction E of Form S-8, with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 320,000 shares (the "Shares") of the Registrant's Common Stock, $.01 par value, issuable upon the exercise of options (the "Options") granted or to be granted under the Registrant's 1992 Stock Option Plan (the "Plan").

                    For purposes of this opinion we have examined the Registration Statement, the Certificate of Incorporation, as amended, and the By-Laws of the Registrant, and such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

                    Based   upon   the   foregoing  and   subject   to  the
          qualifications stated herein we are of the opinion that:

                    1. The Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    2. The Shares included in the Registration Statement to be issued upon the exercise of the Options will be duly authorized and validly issued, and fully paid and non-assessable when the Options shall have been properly exercised and the exercise price shall have been paid for the Shares in accordance with the terms of the Plan.

                    We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
          Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Thelen Reid & Priest LLP

                                        THELEN REID & PRIEST LLP